                                                                    EXHIBIT 3.16


                           AMENDED AND RESTATED BYLAWS
                                       OF
                        THE MAJESTIC STAR CASINO II, INC.
                            (a Delaware Corporation)

                                   ARTICLE I.
                                     OFFICES

         Section 1. Principal Office. The principal office (the "Principal Office") of The Majestic Star Casino II, Inc. (the "Corporation") shall be 1 Buffington Harbor Drive, Gary, Indiana 46406.

         Section 2. Registered Office. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, 19801; and the name of the registered agent of the Corporation at such address is CT Corporation System.

         Section 3. Other Offices. The Corporation may have such other offices at such other places as the Board may from time to time designate, or as the business of the Corporation may require.

                                   ARTICLE II.
                      RECORDS PERTAINING TO SHARE OWNERSHIP

         Section 1. Recognition of Stockholders. The Corporation is entitled to recognize a person registered on its books as the owner of shares of the Corporation as having the exclusive right to receive dividends and to vote those shares, notwithstanding any other person's equitable or other claim to, or interest in, those shares.

         Section 2. Transfer of Shares. Shares are transferable only on the books of the Corporation, subject to any transfer restrictions imposed by the Certificate of Incorporation, these Bylaws, or an agreement among the Corporation and the stockholders of the Corporation. Shares may be so transferred upon presentation of the certificate representing the shares, endorsed by the appropriate person or persons, and accompanied by (a) reasonable assurance that those endorsements are genuine and effective, and (b) a request to register the transfer. Transfers of shares are otherwise subject to the provisions of the Delaware General Corporation Law, as amended (the "DGCL").

         Section 3. Certificates. Each stockholder is entitled to a certificate signed (manually or in facsimile) by the President or Treasurer and the Secretary or an Assistant Secretary, setting forth (a) the name of the Corporation and that it was organized under Delaware law, (b) the name of the person to whom issued, and (c) the number, class, and, if applicable, series of shares represented. The Board of Directors shall prescribe the form of the certificate.

         Section 4. Lost or Destroyed Certificates. Any person claiming a certificate to be lost or destroyed shall make an affidavit or affirmation of that fact and shall give the Corporation, if the Board of Directors or the President shall so require, and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more



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sureties satisfactory to the Board or the President and/or the transfer agents and registrars, in such amount as the Board or the President may direct and/or the transfer agents and registrars may require, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

         Section 5. Stockholder Addresses. Every stockholder shall furnish the Secretary with an address to which notices of meetings and all other notices may be served upon such stockholder or mailed to such stockholder, and in default thereof notices may be addressed to such stockholder at such stockholder's last known address or at the Principal Office.

                                  ARTICLE III.
                          MEETINGS OF THE STOCKHOLDERS

         Section 1. Annual Meetings. Annual meetings of the stockholders shall be held each year on the date and at the time fixed, from time to time, by the directors.

         Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Board of Directors. Special meetings of the stockholders shall be called upon delivery to the Secretary of the Corporation of one or more written demands for a special meeting of the stockholders describing the purposes of that meeting and signed and dated by the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at that meeting.

         Section 3. Notice of Meetings. The Corporation shall deliver or mail written notice stating the date, time, and place of any stockholders' meeting and, in the case of a special stockholders' meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each stockholder of record entitled to vote at the meeting, at such address as appears in the records of the Corporation and at least ten (10) days, but no more than sixty (60) days, before the date of the meeting. A stockholders' meeting shall be held at such place, either in or out of the State of Delaware, as may be specified by the Board of Directors in the respective notice for such meeting.

         Section 4. Waiver of Notice. A stockholder may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed waiver to the Corporation for inclusion in the minutes. A stockholder's attendance at any meeting, in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         Section 5. Record Date. The Board of Directors may fix a record date, which may be a future date, for the purpose of determining the stockholders entitled to notice of a stockholders' meeting, to demand a special meeting, to vote, or to take any other action. A record date may not exceed sixty (60) days before the meeting or action requiring a determination of



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stockholders. If the Board of Directors does not fix a record date, the record date shall be the date of notice of the meeting or other action.

         Section 6. Voting by Proxy. A stockholder may appoint a proxy to vote or otherwise act for the stockholder pursuant to a written appointment form executed by the stockholder or the stockholder's duly authorized attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other Officer or agent of the Corporation authorized to tabulate votes. The general proxy of a fiduciary is given the same effect as the general proxy of any other stockholder. A proxy appointment is valid for eleven (11) months unless otherwise expressly stated in the appointment form.

         Section 7. Voting Lists. After a record date for a stockholders' meeting has been fixed, the Secretary shall prepare an alphabetical list of all stockholders entitled to notice of the meeting showing the address and number of shares held by each stockholder. The list shall be kept on file at the Principal Office or at a place identified in the meeting notice in the city where the meeting will be held. The list shall be available for inspection and copying by any stockholder entitled to vote at the meeting, or by the stockholder's agent or attorney authorized in writing, at any time during regular business hours, beginning five (5) business days before the date of the meeting through the meeting. The list shall also be made available to any stockholder, or to the stockholder's agent or attorney authorized in writing, at the meeting and any adjournment thereof. Failure to prepare or make available a voting list with respect to any stockholder's meeting shall not affect the validity of any action taken at such meeting.

         Section 8. Quorum; Approval. At any meeting of stockholders, a majority of the votes entitled to be cast on a matter at the meeting constitutes a quorum. If a quorum is present when a vote is taken, action on a matter is approved if the votes cast in favor of the action exceed the votes cast in opposition to the action, unless a greater number is required by law, the Certificate of Incorporation, these Bylaws, or an agreement among the Corporation and the stockholders of the Corporation.

         Section 9. Action by Consent. Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting if the action is taken pursuant to the terms of Section 228 of the DGCL. The action must be evidenced by one or more written consents describing the action taken, signed by all the stockholders required to vote on the action, and delivered to the Corporation for inclusion in the minutes. If not otherwise determined pursuant to Section 5 of this Article III, the record date for determining stockholders entitled to vote on an action taken without a meeting is the date the first stockholder signs the consent to such action.

         Section 10. Presence. Any or all stockholders may participate in any annual or special stockholders' meeting by, or through the use of, any means of communication by which all stockholders participating may simultaneously hear each other during the meeting. A stockholder so participating is deemed to be present in person at the meeting.

         Section 11. Place of Meetings. Meetings of the stockholders of the Corporation shall be held at such place, either in or out of the State of Delaware, as may be specified by the Board of Directors.



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         Section 12. Indemnification. Each Officer of the Corporation shall be entitled to indemnification from the Corporation to the full extent provided by
Section 145 of the DGCL.

                                   ARTICLE IV.
                               BOARD OF DIRECTORS

         Section 1. Powers and Duties. In addition to the powers and duties expressly conferred upon it by the DGCL, the Certificate of Incorporation or these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Certificate of Incorporation or these Bylaws.

         Section 2. Number and Terms of Office; Qualifications. The Corporation shall have a minimum of one (1) Director and a maximum of seven (7) Directors. The number of Directors shall be fixed by the Board of Directors from time to time or, if not so fixed, then the number shall be one (1). Directors are elected at each annual stockholders' meeting and serve for a term expiring at the following annual stockholders' meeting. A Director who has been removed pursuant to Section 3 of this Article IV ceases to serve immediately upon removal; otherwise, a Director whose term has expired continues to serve until a successor is elected and qualifies or until there is a decrease in the number of Directors. A person need not be a stockholder or a Delaware resident to qualify to be a Director.

         Section 3. Removal. Except as may be otherwise specifically provided in a written agreement among the Corporation and the stockholders of the Corporation or the Certificate of Incorporation, any Director may be removed with or without cause by action of the stockholders taken at any meeting the notice of which states that one of the purposes of the meeting is removal of the Director.

         Section 4. Vacancies. Except as may be otherwise specifically provided in a written agreement among the Corporation and the stockholders of the Corporation or the Certificate of Incorporation, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy. If the Directors remaining in office constitute fewer than a quorum of the Board, the Directors remaining in office may fill the vacancy by the affirmative vote of a majority of those Directors. Any Director elected to fill a vacancy holds office until the next annual meeting of the stockholders and until a successor is elected and qualifies.

         Section 5. Annual Meetings. Unless otherwise agreed by the Board of Directors, the annual meeting of the Board shall be held immediately following the annual meeting of the stockholders, at the place where the meeting of stockholders was held, for the purpose of electing Officers and considering any other business which may be brought before the meeting. Notice is not necessary for any annual meeting.

         Section 6. Regular and Special Meetings. Regular meetings of the Board of Directors may be held pursuant to a resolution of the Board of Directors establishing a method for determining the date, time, and place of those meetings. Notice is not necessary for any regular meeting. Special meetings of the Board of Directors may be held upon the call of the



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President or any Director and upon at least twenty-four (24) hours' prior written or oral notice specifying the date, time, and place of the meeting. Notice of a special meeting may be waived in writing before or after the time of the meeting. The waiver must be signed by the Director entitled to the notice and filed with the minutes of the meeting. Attendance at or participation in a meeting waives any required notice of the meeting, unless at the beginning of the meeting (or promptly upon the Director's arrival) the Director objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

         Section 7. Quorum. A quorum for the transaction of business at any meeting of the Board of Directors consists of a majority of the number of Directors actually on the Board of Directors at the time of the meeting (or, if greater, one-third of the number of authorized Directors), unless there is only one (1) Director actually on the Board of Directors, in which case one (1) Director shall constitute a quorum. If a quorum is present when a vote is taken, action on a matter is approved if the action receives the affirmative vote of a majority of the Directors present, except as may be otherwise provided in a written agreement among the Corporation and the stockholders of the Corporation.

         Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken pursuant to the terms of Section 141 of the DGCL. The action must be evidenced by one or more written consents describing the action taken, signed by each Director required to sign the consent, and included in the minutes. Action of the Board of Directors taken by consent is effective when the last Director required to sign the consent signs the consent, unless the consent specifies a prior or subsequent effective date.

         Section 9. Committees. The Board of Directors may create one or more committees and appoint Directors to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the greater of (i) a majority of all the Directors in office when the action is taken, or (ii) the number of Directors required under Section 7 of this Article IV to take action. All rules applicable to action by the Board of Directors apply to committees and their members. The Board of Directors may specify the authority that a committee may exercise; however, a committee may not (a) authorize distributions, except a committee may authorize or approve a reacquisition of shares if done according to a formula or method prescribed by the Board of Directors, (b) approve or propose to stockholders action that must be approved by stockholders, (c) fill vacancies on the Board of Directors or on any of its committees, (d) amend the Certificate of Incorporation, (e) adopt, amend, or repeal these Bylaws, (f) approve a plan of merger not requiring stockholder approval, or (g) authorize or approve the issuance or sale or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee to so act within limits prescribed by the Board of Directors.

         Section 10. Presence. The Board of Directors may permit any or all Directors to participate in any annual, regular, or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director so participating is deemed to be present in person at the meeting.



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         Section 11. Compensation. Each Director who shall not at the time also be an Officer or employee of the Corporation or any of its subsidiaries (hereinafter referred to as an "Outside Director"), in consideration of such person serving as a Director, shall be entitled to receive from the Corporation such fees for attendance at meetings of the Board of Directors or of committees of the Board, or both, and such other benefits or compensation, as the Board shall from time to time determine. In addition, each Director, whether or not an Outside Director, shall be entitled to receive from the Corporation reimbursement for the reasonable expenses (including travel expenses) incurred by such person in connection with the performance of such person's duties as a Director. Nothing contained in this Section 11 shall preclude any Director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.

         Section 12. Indemnification. Each Director of the Corporation shall be entitled to indemnification from the Corporation to the fullest extent permitted by Section 145 of the DGCL.

                                   ARTICLE V.
                                    OFFICERS

         Section 1. Officers. The Corporation shall have such Officers ("Officers" and each an "Officer") as are deemed appropriate by the Board of Directors, which may (but need not) consist of a Chairman, Chief Executive Officer, Treasurer/Chief Financial Officer, President, one or more Vice Presidents, Secretary, Treasurer, and such assistant Officers as the Board of Directors or the President may designate. The same individual may simultaneously hold more than one office.

         Section 2. Terms of Office. Officers are elected at each annual meeting of the Board of Directors and serve for a term expiring at the following annual meeting of the Board of Directors. An Officer who has been removed pursuant to
Section 4 of this Article V ceases to serve as an Officer immediately upon removal; otherwise, an Officer whose term has expired continues to serve until a successor is elected and qualifies.

         Section 3. Vacancies. If a vacancy occurs among the Officers, the Board of Directors may fill the vacancy. Any Officer elected to fill a vacancy holds office until the next annual meeting of the Board of Directors and until a successor is elected and qualifies.

         Section 4. Removal. Any Officer may be removed by the Board of Directors at any time with or without cause.

         Section 5. Compensation. Each Officer shall receive such compensation for service in office as may be fixed by the Board of Directors.

         Section 6. Chairman. The Chairman shall preside at all meetings of the Board of Directors and the stockholders and shall perform such other duties as are necessary in the supervision of the Board of Directors.



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         Section 7. Chief Executive Officer. The Chief Executive Officer is
responsible for supervising and overseeing the affairs and business of the Corporation, subject to the general control of the Board of Directors. The Chief Executive Officer shall have such other powers and duties as the Board of Directors may from time to time prescribe.

         Section 8. President. The President of the Corporation is responsible for the day-to-day operations of the Corporation. The President, or proxies appointed by the President, may vote the equity interests of other entities owned by the Corporation. The President has authority to execute, with the Secretary, powers of attorney appointing other entities or individuals as the agents of the Corporation, subject to applicable law, the Certificate of Incorporation, and these Bylaws. The President has such other powers and duties as the Board of Directors may from time to time prescribe.

         Section 9. Vice President(s). The Corporation may have one or more Vice Presidents. The Vice President(s), if any, shall have such powers and duties as the Board of Directors may from time to time prescribe.

         Section 10. Secretary. The Secretary is responsible for (a) attending all meetings of the stockholders and the Board of Directors, (b) preparing true and complete minutes of the proceedings of all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors, (c) maintaining and safeguarding the books (except books of account) and records of the Corporation, and (d) authenticating the records of the Corporation. If required, the Secretary attests the execution of deeds, leases, agreements, powers of attorney, certificates representing shares of the Corporation, and other official documents by the Corporation. The Secretary serves all notices of the Corporation required by law, the Board of Directors, or these Bylaws. The Secretary has such other duties as the Board of Directors may from time to time prescribe.

         Section 11. Treasurer/Chief Financial Officer. The Treasurer is responsible for (a) keeping correct and complete books of account which show accurately at all times the financial condition of the Corporation, (b) safeguarding all funds, notes, securities, and other valuables which may from time to time come into the possession of the Corporation, and (c) depositing all funds of the Corporation with such depositories as the Board of Directors shall designate. The Treasurer shall furnish at meetings of the Board of Directors, or when otherwise requested, a statement of the financial condition of the Corporation. The Treasurer has such other duties as the Board of Directors may from time to time prescribe.

         Section 12. Assistant Officers. The Board of Directors or the President may from time to time designate and elect assistant Officers who shall have such powers and duties as the Officers whom they are elected to assist specify and delegate to them, and such other powers and duties as the Board of Directors or the President may from time to time prescribe. An Assistant Secretary may, during the absence or disability of the Secretary, discharge all responsibilities imposed upon the Secretary of the Corporation, including, without limitation, attest the execution of all documents by the Corporation.



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         Section 13. Delegation of Duties. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         Section 1. Records. The Corporation shall keep as permanent records minutes of all meetings of the stockholders, the Board of Directors, and all committees of the Board of Directors, and a record of all actions taken without a meeting by the stockholders, the Board of Directors, and all committees of the Board of Directors. The Corporation or its agent shall maintain a record of the stockholders in a form that permits preparation of a list of the names and addresses of all stockholders, in alphabetical order showing the number of shares held by each. The Corporation shall maintain its records in written form or in a form capable of conversion into written form within a reasonable time. The Corporation shall keep a copy of the following records at its principal office: (a) the Certificate of Incorporation then currently in effect, (b) the Bylaws then currently in effect, (c) minutes of all stockholder and Board of Directors (or committees thereof) meetings, and records of all actions taken by stockholders and/or the Board of Directors (or committees thereof) without a meeting, for the past three (3) years, (d) all written communications to stockholders generally during the past three (3) years, including annual financial statements furnished upon request of the stockholders, (e) a list of the names and business addresses of the current Directors and Officers, and (f) the most recent annual report filed with the Delaware Secretary of State.

         Section 2. Execution of Contracts and Other Documents. Unless otherwise authorized or directed by the Board of Directors, all written contracts and other documents entered into by the Corporation shall be executed on behalf of the Corporation by the President or the Treasurer, and, if required, attested by the Secretary or an Assistant Secretary.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

         Section 4. Corporate Seal. The Corporation has no seal.

                                  ARTICLE VII.
                                    AMENDMENT

         These Bylaws may be amended or repealed only by the Board of Directors or as otherwise determined pursuant to the terms of an agreement by and among the Corporation and the stockholders of the Corporation. Except as may be provided in such an agreement, the affirmative vote of a majority of all the Directors is necessary to amend or repeal these Bylaws.

                         [SIGNATURES ON FOLLOWING PAGE]



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         I HEREBY CERTIFY that the forgoing is a full, true and correct copy of the Bylaws of The Majestic Star Casino II, Inc., a Delaware corporation, as in effect on the date hereof.



Dated:
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                                         By:
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                                         Printed:
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                                         Title:
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